Exhibit 99.1
Parker Reports Fiscal 2026 Second Quarter Results
Record Sales and Segment Operating Margin Drive Adjusted EPS Growth
CLEVELAND, January 29, 2026 -- Parker Hannifin Corporation (NYSE: PH), the global leader in motion and control technologies, today reported results for the quarter ended December 31, 2025, that included the following highlights (compared with the prior year period):
Fiscal 2026 Second Quarter Highlights:
•Sales increased 9% to a record $5.2 billion; organic sales increased 6.6%
•Segment operating margin was 23.9%, an increase of 180 bps, or 27.1% adjusted, an increase of 150 bps
•Net income was $845 million, a decrease of 11% compared with the second quarter of fiscal 2025 which included a one-time after-tax gain from divestitures of $223 million
•Adjusted net income increased 15% to $980 million
•EPS were $6.60, a decrease of 9% compared with the second quarter of fiscal 2025 which included a one-time after-tax gain from divestitures of $1.70
•Adjusted EPS increased 17% to a record $7.65
“This was another outstanding quarter that reflected the performance of our global team, the power of our business system The Win Strategy™, and the strength of our transformed portfolio,” said Jenny Parmentier, Chairman and Chief Executive Officer. “We delivered record sales with organic sales growth of nearly 7% and growth across all reported businesses. Our team expanded adjusted segment operating margin by 150 basis points and delivered an impressive 17% adjusted earnings per share growth. We also announced a definitive agreement to acquire Filtration Group Corporation, expanding our aftermarket business and presence in life sciences, HVAC/R, and in-plant and industrial market verticals. On the strength of our second quarter results, robust aerospace demand, and continued gradual recovery in our industrial markets, we are increasing our outlook for the full year.”
This news release contains non-GAAP financial measures. Reconciliations of adjusted numbers and certain non-GAAP financial measures are included in the financial tables of this press release.
Outlook
Guidance for the fiscal year ending June 30, 2026 has been increased:
•Reported sales growth has been increased to the range of 5.5% to 7.5%. Organic sales growth of approximately 5% at the midpoint, acquisitions of approximately 1%, previously completed divestitures of approximately 1%, and favorable currency of 1.5%.
•Segment operating margin outlook has been increased to the range of 23.7% to 24.1%, or 27.0% to 27.4% on an adjusted basis.
•EPS guidance has been increased to the range of $26.26 to $26.86, or $30.40 to $31.00 on an adjusted basis.

Segment Results
Diversified Industrial Segment

North America Businesses
$ in mm	FY26 Q2	FY25 Q2	Change		Organic Growth
Sales	$1,986	$1,928	3.0%		2.5%
Segment Operating Income	$444	$426	4.2%
Segment Operating Margin	22.4%	22.1%	30	bps
Adjusted Segment Operating Income	$504	$473	6.6%
Adjusted Segment Operating Margin	25.4%	24.6%	80	bps
•Organic growth positive, driven by in-plant & industrial, off-highway and aerospace & defense
•Achieved record adjusted segment operating margin
•Order rates increased to 7% driven by multi-year aerospace & defense bookings

International Businesses
$ in mm	FY26 Q2	FY25 Q2	Change		Organic Growth
Sales	$1,482	$1,325	11.8%		4.6%
Segment Operating Income	$348	$284	22.5%
Segment Operating Margin	23.5%	21.4%	210	bps
Adjusted Segment Operating Income	$385	$320	20.3%
Adjusted Segment Operating Margin	26.0%	24.1%	190	bps
•Achieved record sales and adjusted segment operating margin
•Strong performance in Asia at 9% organic growth; EMEA returns to positive at 2% organic growth
•Order rates increased to 6%, driven by long-cycle aerospace & defense and electronics bookings
Aerospace Systems Segment

$ in mm	FY26 Q2	FY25 Q2	Change		Organic Growth
Sales	$1,706	$1,490	14.5%		13.5%
Segment Operating Income	$443	$338	31.1%
Segment Operating Margin	26.0%	22.7%	330	bps
Adjusted Segment Operating Income	$515	$420	22.6%
Adjusted Segment Operating Margin	30.2%	28.2%	200	bps
•Achieved record sales on 26% commercial OEM growth and 17% aftermarket growth
•Delivered record adjusted segment operating margin
•Double digit order rates continued
•Robust multi-year backlog increased to a record $8 billion
Order Rates

FY26 Q2
Parker	+9%
Diversified Industrial Segment - North America Businesses	+7%
Diversified Industrial Segment - International Businesses	+6%
Aerospace Systems Segment	+14%
•Order rates increased to 9% with all reported businesses generating positive growth
•Backlog increased to a record $11.7 billion

About Parker Hannifin
Parker Hannifin is a Fortune 250 global leader in motion and control technologies. For more than a century the company has been enabling engineering breakthroughs that lead to a better tomorrow. Learn more at www.parker.com or @parkerhannifin.

Contacts:
Media:	Financial Analysts:
Aidan Gormley	Jeff Miller
216-896-3258	216-896-2708
aidan.gormley@parker.com	jeffrey.miller@parker.com

Notice of Webcast
Parker Hannifin's conference call and slide presentation to discuss its fiscal 2026 second quarter results are available to all interested parties via live webcast today at 11:00 a.m. ET, at investors.parker.com. A replay of the webcast will be available on the site approximately one hour after the completion of the call and will remain available for one year. To register for e-mail notification of future events please visit investors.parker.com.

Note on Orders The company reported orders for the quarter ending December 31, 2025, compared with the same quarter a year ago. All comparisons are at constant currency exchange rates, with the prior year quarter restated to the current-year rates, and exclude divestitures. Diversified Industrial comparisons are on 3-month average computations and Aerospace Systems comparisons are on rolling 12-month average computations.

Note on Non-GAAP Financial Measures
This press release contains references to non-GAAP financial information including (a) adjusted net income; (b) adjusted earnings per share; (c) adjusted segment operating margin for Parker and by segment; (d) adjusted segment operating income for Parker and by segment; and (e) organic sales growth. These measures are presented to allow investors and the company to meaningfully evaluate changes in net income, earnings per share and segment operating margins on a comparable basis from period to period. Although these measures are not measures of performance calculated in accordance with GAAP, we believe that they are useful to an investor in evaluating the results of this quarter versus the prior period. Comparable descriptions of record adjusted results in this release refer only to the period from the first quarter of FY2011 to the periods presented in this release. This period coincides with recast historical financial results provided in association with our FY2014 change in segment reporting. A reconciliation of non-GAAP measures is included in the financial tables of this press release.

Forward-Looking Statements
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. Often but not always, these statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and may also include statements regarding future performance, orders, earnings projections, events or developments. Parker cautions readers not to place undue reliance on these statements. It is possible that the future performance may differ materially from expectations, including those based on past performance.

Among other factors that may affect future performance are: changes in business relationships with and orders by or from major customers, suppliers or distributors, including delays or cancellations in shipments; disputes regarding contract terms, changes in contract costs and revenue estimates for new development programs; changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions, including the pending acquisition of Filtration Group Corporation and the integration of Curtis Instruments, Inc.; ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination and ability to successfully undertake business realignment activities and the expected costs, including cost savings, thereof; ability to implement successfully business and operating initiatives, including the timing, price and execution of share repurchases and other capital initiatives; availability, cost increases of or other limitations on our access to raw materials, component products and/or commodities if associated costs cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; legal and regulatory developments and other government actions, including related to environmental protection, and associated compliance costs; supply chain and labor disruptions, including as a result of tariffs and labor shortages; threats associated with international conflicts and cybersecurity risks and risks associated with protecting our intellectual property; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; effects on market conditions, including sales and pricing, resulting from global reactions to U.S. trade policies; manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and economic conditions such as inflation, deflation, interest rates and credit availability; inability to obtain, or meet conditions imposed for, required governmental and regulatory approvals; changes in the tax laws in the United States and foreign jurisdictions and judicial or regulatory interpretations thereof; and large scale disasters, such as floods, earthquakes, hurricanes, industrial accidents and pandemics. Readers should also consider forward-looking statements in light of risk factors discussed in Parker’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025 and other periodic filings made with the SEC.

###

Exhibit 99.1
PARKER HANNIFIN CORPORATION - DECEMBER 31, 2025

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
(Unaudited)	December 31,		December 31,
(In millions, except per share amounts)	2025	2024	2025	2024
Net sales	$5,174	$4,743	$10,258	$9,647
Cost of sales	3,243	3,022	6,420	6,120
Selling, general and administrative expenses	837	782	1,710	1,631
Interest expense	106	101	207	214
Other income, net	(76)	(328)	(183)	(359)
Income before income taxes	1,064	1,166	2,104	2,041
Income taxes	219	217	451	394
Net income	$845	$949	1,653	1,647

Earnings per share:
Basic	$6.69	$7.37	$13.08	$12.80
Diluted	$6.60	$7.25	$12.89	$12.60

Weighted average shares outstanding:
Basic	126.2	128.8	126.4	128.7
Diluted	128.1	130.8	128.2	130.7

Cash dividends per common share	$1.80	$1.63	$3.60	$3.26

BUSINESS SEGMENT INFORMATION

	Three Months Ended		Six Months Ended
(Unaudited)	December 31,		December 31,
(Dollars in millions)	2025	2024	2025	2024
Net sales
Diversified Industrial	$3,468	$3,253	$6,911	$6,709
Aerospace Systems	1,706	1,490	3,347	2,938
Total net sales	$5,174	$4,743	$10,258	$9,647
Segment operating income
Diversified Industrial	$792	$710	$1,613	$1,494
Aerospace Systems	443	338	854	661
Total segment operating income	1,235	1,048	2,467	2,155
Corporate general and administrative expenses	53	56	102	105
Income before interest expense and other expense (income), net	1,182	992	2,365	2,050
Interest expense	106	101	207	214
Other expense (income), net	12	(275)	54	(205)
Income before income taxes	$1,064	$1,166	$2,104	$2,041

Exhibit 99.1
PARKER HANNIFIN CORPORATION - DECEMBER 31, 2025
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATIONS

ADJUSTED SEGMENT OPERATING INCOME AND ORGANIC SALES GROWTH RECONCILIATION

	Three Months Ended December 31, 2025					Three Months Ended December 31, 2024
	Diversified Industrial Segment			Aerospace Systems Segment		Diversified Industrial Segment			Aerospace Systems Segment
(Unaudited) (Dollars in millions)	North America	Int'l	Total		Total	North America	Int'l	Total		Total
Net sales	$1,986	$1,482	$3,468	$1,706	$5,174	$1,928	$1,325	$3,253	$1,490	$4,743

Segment operating income	$444	$348	$792	$443	$1,235	$426	$284	$710	$338	$1,048
Adjustments:
Amortization of acquired intangibles	49	24	73	75	148	41	22	63	75	138
Business realignment charges	3	10	13	—	13	6	14	20	—	20
Integration costs to achieve	4	—	4	(3)	1	—	—	—	7	7
Acquisition-related expenses	4	3	7	—	7	—	—	—	—	—
Adjusted segment operating income	$504	$385	$889	$515	$1,404	$473	$320	$793	$420	$1,213

Segment operating margin	22.4%	23.5%	22.8%	26.0%	23.9%	22.1%	21.4%	21.8%	22.7%	22.1%
Adjusted segment operating margin	25.4%	26.0%	25.6%	30.2%	27.1%	24.6%	24.1%	24.4%	28.2%	25.6%

Reported sales growth	3.0%	11.8%	6.6%	14.5%	9.1%
Currency	0.4%	4.7%	2.1%	1.0%	1.8%
Divestitures	(2.0)%	—%	(1.2)%	—%	(0.8)%
Acquisitions	2.1%	2.5%	2.3%	—%	1.5%
Organic sales growth	2.5%	4.6%	3.4%	13.5%	6.6%

	Six Months Ended December 31, 2025					Six Months Ended December 31, 2024
	Diversified Industrial Segment			Aerospace Systems Segment		Diversified Industrial Segment			Aerospace Systems Segment
(Unaudited) (Dollars in millions)	North America	Int'l	Total		Total	North America	Int'l	Total		Total
Net sales	$4,030	$2,881	$6,911	$3,347	$10,258	$4,028	$2,681	$6,709	$2,938	$9,647

Segment operating income	$951	$662	$1,613	$854	$2,467	$911	$583	$1,494	$661	$2,155
Adjustments:
Amortization of acquired intangibles	91	46	137	151	288	84	44	128	150	278
Business realignment charges	4	23	27	1	28	9	20	29	—	29
Integration costs to achieve	5	1	6	1	7	1	—	1	12	13
Acquisition-related expenses	5	3	8	—	8	—	—	—	—	—
Adjusted segment operating income	$1,056	$735	$1,791	$1,007	$2,798	$1,005	$647	$1,652	$823	$2,475

Segment operating margin	23.6%	23.0%	23.3%	25.5%	24.0%	22.6%	21.7%	22.3%	22.5%	22.3%
Adjusted segment operating margin	26.2%	25.5%	25.9%	30.1%	27.3%	24.9%	24.1%	24.6%	28.0%	25.7%

Reported sales growth	—%	7.5%	3.0%	13.9%	6.3%
Currency	0.1%	3.3%	1.4%	0.8%	1.1%
Divestitures	(3.6)%	—%	(2.2)%	—%	(1.5)%
Acquisitions	1.2%	1.4%	1.3%	—%	0.9%
Organic sales growth	2.3%	2.8%	2.5%	13.1%	5.8%

DIVERSIFIED INDUSTRIAL INTERNATIONAL BUSINESSES - ORGANIC SALES GROWTH SUPPLEMENT

	Three Months Ended December 31, 2025				Six Months Ended December 31, 2025
(Unaudited)	Europe	Asia Pacific	Latin America	Total	Europe	Asia Pacific	Latin America	Total
Reported sales growth	11.8%	13.4%	1.1%	11.8%	6.8%	9.3%	0.5%	7.5%
Currency	8.0%	0.6%	4.4%	4.7%	6.0%	(0.4)%	2.0%	3.3%
Acquisitions	1.7%	3.8%	—%	2.5%	1.0%	2.2%	—%	1.4%
Organic sales growth	2.1%	9.0%	(3.3)%	4.6%	(0.2)%	7.5%	(1.5)%	2.8%

Exhibit 99.1
PARKER HANNIFIN CORPORATION - DECEMBER 31, 2025
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATIONS

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION

	Three Months Ended December 31,				Six Months Ended December 31,
(Unaudited)	2025		2024		2025		2024
(Dollars in millions, except per share amounts)	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$845	$6.60	$949	$7.25	$1,653	$12.89	$1,647	$12.60
Adjustments:
Amortization of acquired intangibles	148	1.15	138	1.06	288	2.24	278	2.13
Business realignment charges	13	0.10	21	0.16	28	0.22	31	0.23
Integration costs to achieve	1	0.01	7	0.05	7	0.05	13	0.10
Gain on sale of building	—	—	—	—	—	—	(10)	(0.08)
Gain on divestitures	—	—	(250)	(1.91)	—	—	(250)	(1.91)
Acquisition-related expenses[1]	14	0.11	—	—	28	0.22	—	—
Gain on insurance recoveries	—	—	—	—	(20)	(0.15)	—	—
Tax effect of adjustments[2]	(41)	(0.32)	(12)	(0.08)	(77)	(0.60)	(46)	(0.33)
As adjusted	$980	$7.65	$853	$6.53	$1,907	$14.87	$1,663	$12.74

[1]Acquisition-related expenses include transaction costs and charges related to the fair value step up of acquired inventory.
[2]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

Exhibit 99.1
PARKER HANNIFIN CORPORATION - DECEMBER 31, 2025

CONSOLIDATED BALANCE SHEETS

(Unaudited)	December 31,	June 30,
(Dollars in millions)	2025	2025
Assets
Current assets:
Cash and cash equivalents	$427	$467
Trade accounts receivable, net	2,757	2,910
Non-trade and notes receivable	307	318
Inventories	3,152	2,839
Prepaid expenses	367	263
Other current assets	183	153
Total current assets	7,193	6,950
Property, plant and equipment, net	2,966	2,937
Deferred income taxes	271	270
Other long-term assets	1,322	1,269
Intangible assets, net	7,610	7,374
Goodwill	11,149	10,694
Total assets	$30,511	$29,494

Liabilities and equity
Current liabilities:
Notes payable and long-term debt payable within one year	$2,386	$1,791
Accounts payable, trade	2,054	2,126
Accrued payrolls and other compensation	488	587
Accrued domestic and foreign taxes	221	382
Other current liabilities	937	933
Total current liabilities	6,086	5,819
Long-term debt	7,484	7,494
Pensions and other postretirement benefits	239	267
Deferred income taxes	1,610	1,490
Other long-term liabilities	772	733
Shareholders' equity	14,311	13,682
Noncontrolling interests	9	9
Total liabilities and equity	$30,511	$29,494

Exhibit 99.1
PARKER HANNIFIN CORPORATION - DECEMBER 31, 2025

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
(Unaudited)	December 31,
(Dollars in millions)	2025	2024
Cash flows from operating activities:
Net income	$1,653	$1,647
Depreciation and amortization	465	455
Stock-based compensation expense	108	106
Gain on sale of businesses	(1)	(250)
Gain on property, plant and equipment	(8)	(7)
Net change in receivables, inventories and trade payables	(109)	71
Net change in other assets and liabilities	(436)	(405)
Other, net	(28)	62
Net cash provided by operating activities	1,644	1,679
Cash flows from investing activities:
Acquisitions, net of cash acquired	(1,013)	—
Capital expenditures	(183)	(216)
Proceeds from sale of property, plant and equipment	32	13
Proceeds from sale of businesses	1	622
Other, net	17	(7)
Net cash (used in) provided by investing activities	(1,146)	412
Cash flows from financing activities:
Payments for common shares	(667)	(192)
Net proceeds from (payments for) debt	595	(1,494)
Dividends paid	(456)	(420)
Other, net	(1)	2
Net cash used in financing activities	(529)	(2,104)
Effect of exchange rate changes on cash	(9)	(13)
Net decrease in cash and cash equivalents	(40)	(26)
Cash and cash equivalents at beginning of year	467	422
Cash and cash equivalents at end of period	$427	$396

Exhibit 99.1
PARKER HANNIFIN CORPORATION - DECEMBER 31, 2025

RECONCILIATION OF FORECASTED SALES GROWTH TO ORGANIC SALES GROWTH

(Unaudited)
(Amounts in percentages)	Fiscal Year 2026
Forecasted net sales	5.5% to 7.5%
Adjustments:
Currency	~(1.5%)
Acquisitions	~(1.0%)
Divestitures	~1.0%
Adjusted forecasted net sales	4.0% to 6.0%

RECONCILIATION OF FORECASTED SEGMENT OPERATING MARGIN TO ADJUSTED FORECASTED SEGMENT OPERATING MARGIN

(Unaudited)
(Amounts in percentages)	Fiscal Year 2026
Forecasted segment operating margin	23.7% to 24.1%
Adjustments:
Business realignment charges	~0.3%
Amortization of acquired intangibles	~2.8%
Cost to achieve	~0.1%
Acquisition-related expenses	~0.1%
Adjusted forecasted segment operating margin	27.0% to 27.4%

RECONCILIATION OF FORECASTED EARNINGS PER DILUTED SHARE TO ADJUSTED FORECASTED EARNINGS PER DILUTED SHARE

(Unaudited)
(Amounts in dollars)	Fiscal Year 2026
Forecasted earnings per diluted share	$26.26 to $26.86
Adjustments:
Business realignment charges	0.55
Amortization of acquired intangibles	4.57
Acquisition-related expenses	0.25
Costs to achieve	0.12
Gain on insurance recoveries	(0.16)
Tax effect of adjustments[1]	(1.19)
Adjusted forecasted earnings per diluted share	$30.40 to $31.00

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

Note: Totals may not foot due to rounding